UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 26, 2024
Date of Report (Date of Earliest Event Reported)

Central Index Key Number of the issuing entity:  0001618713
WFRBS Commercial Mortgage Trust 2014-C23
(Exact name of issuing entity)

Central Index Key Number of the registrant:  0001112998
RBS Commercial Funding Inc.
(Exact name of registrant as specified in its charter)

Central Index Key Number of the sponsor:  0000740906
Wells Fargo Bank, National Association
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0000729153
NatWest Markets Plc (formerly known as The Royal Bank of Scotland plc)
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001541615
RBS Financial Products Inc.
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001555501
Liberty Island Group I LLC
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001541214
C-III Commercial Mortgage LLC
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001542105
Basis Real Estate Capital II, LLC
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001577313
National Cooperative Bank, N.A.
(Exact name of sponsor as specified in its charter)

New York	333-197550-01	38-3939173 38-3939174 38-3939175 38-7120286
(State or other jurisdiction of incorporation of issuing entity)	(Commission File Number of issuing entity)	(I.R.S. Employer Identification Numbers)

c/o Computershare Trust Company, N.A., as agent for
Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, MD 21045
(Address of principal executive offices of the issuing entity) (Zip Code)

(203) 897-2700
Registrant's Telephone number, including area code

Former name or former address, if changed since last report:  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised Financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 6.02 Change of Servicer or Trustee.

The Bank of America Plaza Mortgage Loan and the Columbus Square Portfolio Mortgage Loan, which constituted approximately 12.4% and 8.0%, respectively, of the asset pool of the WFRBS Commercial Mortgage Trust 2014-C23 (the “WFRBS 2014-C23 Issuing Entity”) as of its cut-off date, is each an asset of the WFRBS 2014-C23 Issuing Entity and is part of a loan combination that is being serviced and administered under the pooling and servicing agreement, dated as of September 1, 2014, relating to the WFRBS Commercial Mortgage Trust 2014-C22 filed as Exhibit 99.9 to the registrant’s Current Report on Form 8-K/A filed on December 30, 2014 (the “WFRBS 2014-C22 PSA”).  Pursuant to Section 6.05(a) of the WFRBS 2014-C22 PSA, CWCapital Asset Management LLC, a Delaware limited liability company, was removed as special servicer of the Bank of America Plaza Mortgage Loan and the Columbus Square Portfolio Mortgage Loan and Mount Street US (Georgia) LLP (“MSUS”), a Georgia limited liability partnership, was appointed as the successor special servicer of the Bank of America Plaza Mortgage Loan and the Columbus Square Portfolio Mortgage Loan under the WFRBS 2014-C22 PSA.

This Current Report on Form 8-K is being filed to record that, effective as of November 26, 2024, the Bank of America Plaza Mortgage Loan and the Columbus Square Portfolio Mortgage Loan will be specially serviced, if necessary, pursuant to the WFRBS 2014-C22 PSA, by MSUS.

Capitalized terms used, but not defined, in this Current Report on Form 8‑K have the meanings set forth in the WFRBS 2014-C22 PSA.

Mount Street US (Georgia) LLP

MSUS will be the general special servicer of the Mortgage Loans under the WFRBS 2014-C22 PSA (except with respect to any Non-Serviced Loan Combination and any NCB, FSB Mortgage Loans) and in such capacity will be responsible for the servicing and administration of the Mortgage Loans under the WFRBS 2014-C22 PSA (except with respect to any Non-Serviced Loan Combination and any NCB, FSB Mortgage Loans) and REO Properties after the occurrence and during the continuance of a Servicing Transfer Event and providing certain consents and approvals with respect to the Mortgage Loans under the WFRBS 2014-C22 PSA prior to a Servicing Transfer Event pursuant to the WFRBS 2014-C22 PSA. MSUS maintains its principal servicing office at 2839 Paces Ferry Road SE, Suite 200, Atlanta, Georgia 30339.

MSUS is not an affiliate of the Depositor, Mortgage Loan Sellers, the Trustee, the Certificate Administrator, the General Master Servicer, the NCB Master Servicer, the NCB Special Servicer or the Trust Advisor.  In addition, MSUS is not an affiliate of the depositor, the general master servicer, the general special servicer, the NCB master servicer, the NCB special servicer, the trust advisor, the certificate administrator or the mortgage loan sellers related to the WFRBS 2014-C23 Issuing Entity.  MSUS is a limited liability partnership registered with the Superior Court of Cobb County, Georgia. MSUS is an indirect subsidiary of Mount Street Group Limited (“MSG”), a privately held firm founded (through affiliated companies) in 2013 and domiciled in the United Kingdom. MSG is a provider of services and products across the global real estate, asset-based finance and structured finance markets. MSUS was formed in 2017 and went live with its servicing platform in April 2018.

MSUS is rated as a commercial mortgage-backed securities special servicer (CSS3) and primary servicer (CPS2-) by Fitch. MSUS is ranked “MOR CS2” as a primary servicer and “MOR CS3” as a special servicer by DBRS Morningstar. MSUS is ranked “Average” by S&P as a commercial mortgage loan primary and special servicer and is on S&P’s Select Servicer List. MSUS is also approved as a commercial mortgage-backed securities special and primary servicer by KBRA.

As of September 30, 2024, MSUS is the special servicer with respect to 12 commercial real estate securitization vehicles, including servicing 12 companion notes some of which are held by outside securitization trusts. As of December 31, 2021, MSUS was appointed as special servicer with respect to 4 commercial real estate securitization vehicles, including 2 companion notes some of which are held by outside securitization trusts.  As of December 31, 2022, MSUS was appointed as special servicer with respect 6 commercial real estate securitization vehicles including 14 companion notes some of which are held by outside securitization trusts.  This transaction represents MSUS’ fifteenth commercial mortgage-backed securities special servicing appointment. As of October 31, 2024, MSUS was engaged in the primary servicing and asset management of 484 loans having an approximate total commitment amount of $23.6 billion. As of October 31, 2024, MSUS was engaged in the special servicing of 173 loans having an approximate unpaid principal balance of $7.3B.

As of September 30, 2024, MSUS has approximately 30 employees responsible for loan servicing and is adding more personnel as additional assignments are awarded. MSUS’ senior management team has an average of over 29 years of commercial real estate experience.

In fulfillment of its special servicing obligations, MSUS has implemented a third party, cloud hosted special servicing and asset management system as its system of record (“Backshop”). Backshop is a comprehensive commercial real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports management of performing and distressed asset portfolios and special servicing. Backshop’s features include: workflow & task management, various communication mechanisms (alerts, messages, notifications), customizable action and resolution reports/templates (including business plans and consent memoranda), integration with commercial mortgage-backed securities data provider (www.cmbs.com) to support surveillance tasks, industry standard reporting data (including standard special servicing loan and property data files and liquidation templates), recordkeeping modules for document management, and geographic mapping tools. In addition, MSUS may use other applications, including specialized proprietary systems, in the performance of certain special servicing obligations.

As and when required, MSUS will engage vendors for third party services pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues, property management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

MSUS formally reviews its policies and procedures (including templates and exhibits) on an annual basis, and also adopts interim changes as necessary: (i) to the extent required by applicable law or regulation; (ii) to maintain current industry best practices based on MSUS’ participation in various industry associations and its external communications with clients and other constituents; and (iii) to address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. These policies and procedures for the performance of MSUS’ special servicing obligations are, among other things, consistent with the applicable servicing criteria set forth in Item 1122 of Regulation AB.

MSUS does not believe that its financial condition will have any adverse effect on the performance of its duties under the WFRBS 2014-C22 PSA and, accordingly, MSUS believes that its financial condition will not have any material impact on the performance of the underlying Mortgage Loans or the performance of the certificates.

There are, to the actual knowledge of MSUS, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets included in other commercial mortgage back securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of MSUS with respect to its servicing functions generally or as they relate to the servicing function it will perform in this transaction for assets of the same type included in this transaction. MSUS has a documented disaster recovery and business continuity plan.

MSUS, in its role as a special servicer, does not establish any bank accounts except for REO accounts as required pursuant to the transaction documents.  All such accounts will be established at financial institutions meeting the requirements of the related transaction documents.  Funds in such accounts will not be commingled.

MSUS conducts quarterly internal audits and is subject to an annual external audit. Additionally, MSUS is reviewed annually by a registered public accounting firm to assess compliance with the applicable servicing criteria as of and for the period ending each applicable fiscal year.

In its capacity as General Special Servicer under the WFRBS 2014-C22 PSA, MSUS will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans but may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that MSUS has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

MSUS expects from time-to-time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. MSUS does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the related pooling and servicing agreement. There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against MSUS or of which any of its property is the subject, which are material to the Certificateholders.

MSUS may enter into one or more arrangements with the applicable Subordinate Class Representative, the Majority Subordinate Certificateholder, the controlling noteholder, directing noteholder (or an affiliate of one or more of the preceding) or any person with the right to appoint, remove or replace the Special Servicer which arrangement provides for a discount and/or revenue sharing with respect to certain of the special servicing compensation in consideration of, among other things, MSUS’s appointment as General Special Servicer under the WFRBS 2014-C22 PSA and any related intercreditor agreement and limitations on such person’s right to replace the Special Servicer.

No commercial mortgage securitization transaction in which MSUS was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of MSUS as special servicer, including as a result of a failure by MSUS to comply with the applicable servicing criteria in connection with any securitization transaction. Additionally, MSUS has not been terminated as special servicer in any commercial mortgage securitization, either due to a servicing default or the application of a servicing performance test or trigger. MSUS has not yet been required to make an advance with respect to any commercial mortgage securitization transaction. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by MSUS in connection with any securitization in which MSUS was acting as special servicer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RBS Commercial Funding Inc.
(Depositor)

/s/ Adam Trebing
Adam Trebing, President

Date:  November 26, 2024